UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Eagle Rock Road, Ste 403,
Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed by Milestone Scientific Inc. (the “Company”) in its report on Form 8-K filed on December 23, 2025, at the Company’s annual meeting on December 18, 2025 the stockholders of the Company approved the Company’s proposal to amend its Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 125,000,000.

As a result of the stockholder approval, the Company filed a Certificate of Amendment of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 10, 2026, which amendment became effective on filing.

The foregoing summary of the amendment to the Company’s Restated Certificate of Incorporation is qualified in its entirety by reference to a copy of the Certificate of Amendment of Restated Certificate of Incorporation attached hereto as Exhibit 3.1, and incorporated herein by reference.

All other provisions of the Company’s Restated Certificate of Incorporation remain unchanged. A copy of the Certificate of Amendment referred to above will be filed as part of the complete copy of the Company’s Certificate of Incorporation as amended to be filed as an exhibit to the next Securities Act registration statement or periodic report filed by the Company in accordance with Item 601(b)(3) of Regulation S-K (17 CFR 229.601(b)(3)).

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: March 10, 2026	By:	/s/ Eric Hines
	Name:	Eric Hines
	Title:	Chief Executive Officer